EXHIBIT 10.2

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”), made as of April 24, 2008, is entered into by and between THINK PARTNERSHIP INC., a Nevada corporation (“Company”), and SCOTT P. MITCHELL, an individual residing in the State of Florida (“Mitchell”).  Company and Mitchell are hereinafter collectively referred to as the “Parties” in this Agreement.

RECITALS

A.

Pursuant to the Employment Agreement, dated August 3, 2006, by and between Company and Mitchell (the “Employment Agreement”), Mitchell was employed by Company as the Chief Executive Officer and President of Company.

B.

In view of the institutional and industry knowledge possessed by Mitchell with respect to the Company and its businesses, the Company deems it to be in the best interest of the Company to engage Mitchell to provide certain consulting services to the Company upon the terms and conditions set forth in this Agreement.

C.

Simultaneous herewith, Company and Mitchell have entered into a Separation Agreement pursuant to which Mitchell ceased to be an officer, director, and employee of the Company and pursuant to which the Employment Agreement was terminated (the “Separation Agreement”).

NOW, THEREFORE, in consideration of the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.

Consulting Engagement.  The Company hereby engages Mitchell to provide consulting services to the Company and its Affiliates, and Mitchell hereby accepts such engagement, upon the terms and conditions set forth in this Agreement.  The consulting services will consist of cooperation and assistance to facilitate a smooth transition of leadership of the Company; the provision of information regarding ongoing and/or pending projects, matters, or issues; discussing with Company management and Company’s Board of Directors various matters that affect the business, assets, and operating results of Company and its Affiliates, as well as industry trends; introducing and providing contact information for all third parties with whom Mitchell had, or planned to have, communications regarding the business and affairs of Company; and providing reasonable cooperation and assistance in connection with the defense of any litigation against the Company or its subsidiaries (collectively, the “Consulting Services”).  The Consulting Services to be provided by Mitchell hereunder will be provided on an as-needed basis, as requested by the Company’s Board of Directors.  The Consulting Services will require no more than ten (10) hours of Mitchell’s time in the aggregate during any one calendar month during the Consulting Term (as defined below) for the first three (3) months of the Consulting Term and will require no more than five (5) hours of Mitchell’s time in the aggregate during any calendar month thereafter.  The Consulting Services will only be required to be provided at reasonable times as mutually agreed to between the Company and Mitchell in good faith and upon reasonable advance notice by Company.  Mitchell shall be reimbursed by Company for any and all out-of-pocket expenses, including travel expenses, that may be incurred by Mitchell in providing the Consulting Services, but only to the extent that such expenses are approved in advance by Company in writing and are incurred in accordance with Company’s standard policy for expense reimbursements.  Unless agreed to in writing and in advance by Mitchell, the Company will not disclose any material non-public information concerning the Company or its subsidiaries to Mitchell during the Consulting Term.

2.

Term. Subject to the terms and conditions of this Agreement, including, but not limited to, the provisions for early termination set forth in Section 5 hereof, the consulting engagement of Mitchell under this Agreement shall be provided during a term (the “Consulting Term”) commencing on the date of this Agreement and shall continue through and including October 31, 2008 (the “Expiration Date”).

3.

Consulting Fee.  In consideration of Mitchell entering into this Agreement, Company will pay Mitchell a consulting fee in the form of four-hundred thousand (400,000) shares of the common stock, par value $0.001 per share, of the Company (the “Consulting Shares”).  The Consulting Shares will be issued to Mitchell under the Company’s 2005 Long-Term Incentive Plan (the “LTIP”) and, when issued, shall be registered under an effective registration statement and shall not be subject to any contractual or other restrictions on resale or transfer other than pursuant to Section 3(i) immediately below.  On or prior to the date hereof, the Company has taken all action necessary to properly issue the Consulting Shares under the LTIP and in accordance with the terms hereof.  In connection with the issuance of the Consulting Shares, the Parties further agree as follows:

(i)

Restrictions on Sale.  Mitchell agrees that he will not at any time without the prior consent of the Company hereafter sell, assign, exchange, hypothecate, or otherwise transfer any of the Consulting Shares to the extent that the number of Consulting Shares desired to be transferred, together with all other Consulting Shares transferred by Mitchell (or anyone selling on his behalf or at his direction) during the immediately preceding seven calendar days, exceeds fifty thousand (50,000).  The restrictions set forth in this paragraph are in addition to, and not in lieu of, any other restriction or under applicable state or federal securities laws (such as legal restrictions applicable to trading on the basis of material nonpublic information).  The restrictions set forth in this paragraph shall terminate on the earlier of (i) the date on which Mitchell and his Permitted Transferees no longer have any beneficial interest in any Consulting Shares that Mitchell acquired pursuant to this Agreement and (ii) a Change in Control of the Company, as that term is defined in the LTIP (and the limitations set forth herein shall not apply to the disposition of Consulting Shares as part of the Change in Control transaction).  In addition, the restrictions of this paragraph shall not apply to any transfer by gift or sale to a third person in a private transaction (such transferees being referred to as “Permitted Transferees”), provided that the shares so transferred remain subject, and the Permitted Transferees agree in writing that the shares so transferred will remain subject, to the provisions of this paragraph, such that the above limitation will be applied in the aggregate to all shares held by Mitchell and all shares so transferred to Permitted Transferees, or (iii) any sale of Consulting Shares to the Company.

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(ii)

Tax Consequences.  Mitchell agrees that the Company has not provided Mitchell with any advice with respect to the tax consequences of receiving the Consulting Shares under this Agreement, and he represents and warrants that he has consulted with his own tax advisors in connection therewith.

(iii)

Certificates.  Within three (3) business days of the date of this Agreement, the Company will deliver to Mitchell certificates evidencing the Consulting Shares in Mitchell’s name.  The certificates for Consulting Shares shall not bear any legend.

4.

Independent Contractor Status.  The Parties acknowledge and agree that Mitchell will render the Consulting Services as an independent contractor and not as an employee of the Company or any Company Affiliate.  In this regard, Mitchell shall not be deemed to be employed by the Company or any Company Affiliate for purposes of any tax or contribution levied by the Federal Social Security Act or any corresponding state law with respect to employment or compensation for employment, and Mitchell will timely file all tax forms required of an independent contractor.  It is expressly agreed by the Parties that no agency relationship is, or will be deemed to have been, created by this Agreement, and no party will by reason of this Agreement have the power or authority to bind any other party contractually or otherwise.  In the event a determination is made that Mitchell falls within the category of an employee rather than an independent contractor, then Mitchell will be solely responsible for payment of all taxes, costs or charges resulting from such determination, including but not limited to additional income, payroll and/or self-employment taxes, penalties and interest, and Mitchell hereby agrees to indemnify and hold the Company and its Affiliates harmless from and against any such taxes, costs, or charges.  In addition to the foregoing, nothing set forth in this Agreement shall be construed as creating a partnership or joint venture between Mitchell and the Company.

5.

Early Termination.

(i)

Mutual Written Agreement.  The Consulting Term may be terminated prior to the Expiration Date upon the mutual written agreement of Company and Mitchell.

(ii)

Death.  The Consulting Term shall terminate early immediately upon Mitchell’s death (if such death occurs prior to the Expiration Date).

(iii)

Termination by Company.  The Company shall have the right to terminate Mitchell’s consulting engagement pursuant to this Agreement at any time (with or without cause) upon written notice to Mitchell.

(iv)

Survival of Certain Provisions.  The provisions set forth in Section 3 and Sections 6 through Section 12 of this Agreement, shall survive the expiration or termination of the Consulting Term, regardless of the reason for termination and regardless of which party causes the termination.  For the avoidance of doubt, no termination of the Consulting Term shall relieve the Company of its obligation to issue the Consulting Shares to Mitchell in accordance herewith.  In addition, the expiration or

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termination of the Consulting Term shall not have any effect on any of the obligations, restrictions, or covenants of the Parties under the Separation Agreement.

6.

Choice of Law, Venue, Attorneys’ Fees.  This Agreement shall be construed and interpreted according to the laws of the State of Florida, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.  No change or modification of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.  The parties hereby agree that the exclusive venue of any action, proceeding, counterclaim, crossclaim or other litigation relating to, involving or resulting from this Agreement shall be in the state or federal courts located in Pinellas or Hillsborough Counties, Florida, and each Party hereby consents to the jurisdiction of such courts for such purpose.  In the event that either party is required to engage the services of legal counsel to enforce the terms and conditions of this Agreement against the other party, regardless of whether such action results in litigation, the prevailing party shall be entitled to reasonable attorneys’ fees and costs of legal assistants and costs from the other party, which shall include any fees or costs incurred at trial or in any appellate proceeding, and expenses and other costs, including any accounting expenses incurred.

7.

Severability.  If a court of competent jurisdiction determines that the provisions of this Agreement are illegal, excessively broad or otherwise unenforceable, then this Agreement shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such illegal, overbroad or unenforceable provisions shall be deemed, without further action by any person or entity, to be modified and/or limited to the extent necessary to render the same valid and enforceable.

8.

Counterparts; Delivery.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may also be executed and delivered by facsimile signature and in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.

Entire Agreement; Modification.  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, oral and written, among the parties to this Agreement with respect to the subject matter hereof.  The language of this Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any party.  This Agreement may not be modified or otherwise amended except by a written instrument that expressly refers to this Agreement and executed by the parties hereto.

10.

Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, personal representatives, successors and assigns.  Mitchell shall not have the right to assign his rights or obligations under this Agreement without the prior written consent of Company, which consent may be withheld in Company’s sole and absolute discretion.

11.

Definition of “Affiliate”.  For purposes of this Agreement, the term “Affiliate” means, as to any specified person or entity, any other person or entity that directly or indirectly controls, or is under common control with, or is controlled by, such specified person or entity

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and, if such other person is an individual, any member of the immediate family of such individual.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of the management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, or otherwise) and “immediate family” shall mean any parent, child, grandchild, spouse, or sibling.

12.

Notices.  Any and all notices, requests, demands and other communications required or otherwise contemplated to be made under this Agreement shall be in writing and shall be provided by one or more of the following means and shall be deemed to have been duly given (i) if delivered personally, when received, (ii) if transmitted by facsimile, on the date of transmission with receipt of a transmittal confirmation provided that a copy of such notice is also by first-class U.S. mail on the same day, or (iii) if by overnight mail, on the second (2nd) business day following the date of deposit with such overnight mail service, or such earlier delivery date as may be confirmed in writing to the sender by such service.  All such notices, requests, demands and other communications shall be addressed to the Parties at the addresses below their signatures on the signature page to this Agreement or to such other address or facsimile number as a Party may have specified to the other Party in writing delivered in accordance with this paragraph.

[signatures follow]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first set forth above.

COMPANY:

Think Partnership Inc., a Nevada corporation

By:
Name:
Title:

Address and Fax Number:

15550 Lightwave Drive, 3rd Floor
Clearwater, Florida 33760
Attention: General Counsel
Fax No. 727-324-0063

MITCHELL:

Scott P. Mitchell, individually

By:
Scott P. Mitchell, individually

Address and Fax Number:

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